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                                                                   Exhibit 10.96

[LOGO] P COM

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                                 April    , 2002
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P-Com Network Services, Inc.
3175 South Winchester Boulevard
Campbell, CA  95008

            Re: AMENDMENT TO CHANGE IN CONTROL SEVERENCE AGREEMENT -
                   INVOLUNTARY TERMINATION SEVERANCE BENEFITS

Dear     :
     ----

     I am pleased to inform you that on January 30, 2002 the Board of Directors of P-Com, Inc. (the "Company") authorized me to offer an addition to the benefits provided you in that certain letter dated December 7, 2000 (the "Change in Control Severance Agreement") pursuant to which you may become entitled to certain severance benefits in the event your employment with the Company were to terminate within a specified period following a Change in Control, as such term is defined in that agreement.

     The purpose of this amendment letter is to set forth the terms and conditions of your amended benefits package. In particular, your additional benefits may become payable in the event your employment terminates involuntarily without a Change in Control of the Company as set forth below.

The Change in Control Severance Agreement is amended to include the following new provision:

SECTION V - INVOLUNTARY TERMINATION BENEFITS

     5.1 You shall become entitled to receive the following severance benefits if (i) your employment with the Company terminates by reason of an Involuntary Termination and (ii) the circumstances under which that Involuntary Termination occurs do not otherwise entitle you to receive the severance benefits provided pursuant to Section II of the Change in Control Severance Agreement:

     a. Salary Continuation Benefits. You shall be entitled to salary continuation payments in an aggregate amount equal to [*] Salary continuation payments shall be paid in a series of successive equal biweekly installments over the twelve (12)-month period measured from the date of your Involuntary Termination. Any salary payments shall be subject to the Company's collection of all applicable Federal, State and local income and employment withholding taxes.

[*] Confidential treatment requested

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     b. Options. Notwithstanding your Involuntary Termination, your (i) unvested options to purchase common stock of the Company shall continue to vest and (ii) such options plus options already vested but unexercised as of the date of your Involuntary Termination, shall continue to be exercisable in accordance with the Company's 1995 Stock Option/Stock Issuance Plan from the date of Involuntary Termination to [*]. You shall not have any right to receive any other Company stock options, or have any right to receive any other Company stock after the date of your Involuntary Termination.

     5.2 Notwithstanding the definitions in Section I of the Change in Control Severance Agreement, for purposes of paragraph 5.1 only the following definition will be in effect:

          (a)  Base Salary means [*].

          (b) Involuntary Termination means the termination of your employment with the Company (or successor):

                    (i)  involuntarily upon your discharge or dismissal,

                    (ii) voluntarily upon your resignation following (a) a
                         change in level of management to which you report, (b) a reduction in your level of compensation (including base salary, fringe benefits and target bonus under any incentive performance plan) other than a reduction made in connection with a company-wide expense reduction or
                         (c) a change in your place of employment which is more than fifty (50) miles from your place of employment, provided and only if such change or reduction is effected without your written concurrence, or

                    (iii) by reason of your death or disability.

                                       ***

     This amendment letter and the Change in Control Severance Agreement constitute the entire agreement and understanding of the Company and you with respect to the terms and conditions of the payment of severance and other benefits to you and supersede all prior and contemporaneous written or verbal agreements and understandings between you and the Company relating to such subject matter. Nothing in this amendment letter shall adversely affect or modify your rights and benefits under the Change in Control Severance Agreement, and that latter agreement shall continue in full force and effect, but in no event shall there be any duplication of the benefits paid to you pursuant to the provisions of the Change in Control Severance Agreement and this amendment letter.

[*] Confidential treatment requested

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     This amendment letter will be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity in any Change in Control) and is to be construed and interpreted under the laws of the State of California.

     By executing this amendment letter, you acknowledge that this amendment letter has been prepared by counsel to the Company and that you have had an opportunity to seek advice from your own independent legal counsel with respect to the matters contained herein.

     Please indicate your acceptance of the foregoing provisions of this amendment letter by signing the enclosed duplicate copy of this agreement and returning it to the Company.

P-COM, INC.:                                 ACCEPTANCE:


Signature: /s/ George Roberts             Signature: /s/ Leighton J. Stephenson
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George Roberts                                       /s/ Ben Jarvis
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Chief Executive Officer
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[*] Confidential treatment requested